SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, effective as of the 27th day of December, 2016 (the “Agreement”), by and among CAT9 Group, Inc., a Delaware corporation (the “Company”); CAT9 Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“CAT 9 Cayman”); CAT9 Investment China Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of CAT9 Cayman (“CAT9 HK”); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd., (“CQFI”) a company organized under the laws of the People’s Republic of China, and each of the Persons listed on Schedule I hereto who are shareholders of the Company and has executed a counterpart signature page to this Agreement (each, a “Shareholder” and collectively, the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Shareholders collectively own all of the issued and outstanding shares of the capital of CAT9 Cayman Limited, which is the 100% parent company of CAT9 Investment China Limited, which is the 100% parent of Chongqing Field Industrial Company Ltd;

WHEREAS, the Company desires to acquire from the Shareholders and the Shareholders desire to sell to the Company, all of the issued and outstanding capital shares of CAT9 Cayman Limited, in exchange for the issuance by the Company of an aggregate of 19,000,000 shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Shareholders on the terms and conditions set forth herein (the “Share Exchange”);

WHEREAS, the Parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

THE SHARE EXCHANGE

1.1         The Share Exchange.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a)           the Company shall issue and deliver to the Shareholders the number of authorized but unissued shares of Company Common Stock set forth opposite her and/or her designees’ names set forth on Schedule I hereto or pursuant to separate instructions to be delivered prior to Closing, and

(b)           the Shareholders agree to deliver to the Company duly endorsed certificates representing their respective Shares.

1.2         Time and Place of Closing.  The closing of the Share Exchange (the “Closing”) shall take place at the offices of Hubei Taoshi Law Firm at No. 533 Luoyu Road, Wuchang District, Wuhan, Hubei,P.R.C. or at such place and time as mutually agreed upon by the Parties hereto.  The date upon which the Closing occurs is defined as the “Closing Date.”

1.3         Effective Time.  The Share Exchange shall become effective (the “Effective Time”) at such time as all of the conditions to set forth in Article 7 hereof have been satisfied or waived by the Parties hereto.

1.4         Tax Consequences.  It is intended by the Parties hereto that for United States income tax purposes, the contribution and transfer of the Shareholder’s Shares by the Shareholders to the Company in exchange for the Company Shares constitutes a “tax-free” contribution and/or reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Code.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parties that now and/or as of the Closing:

2.1         Due Organization and Qualification; Due Authorization.

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(b)           The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)           The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2         No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (the “Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3         Capitalization.  The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 100,000,000 shares of which 100,000,000 have been designated as Company Common Stock and 5,000,000 shares have been designated as preferred stock, $0.0001 par value per share (the “Preferred Stock”).  As of the date hereof, there are 10,000,000 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding, and no warrants. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the Company Shares will not be, issued in violation of any preemptive right of stockholders.  Other than as set forth on Item 2.3 to the Disclosure Schedule to this Agreement, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4         Financial Statements.  The Company has provided the Parties copies of its (i) balance sheet, as of September 30, 2016, and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the year ended December 31, 2015, and the period from January 26, 2015, (inception) to September 30, 2016, including the notes thereto, as reviewed by De Leon & Co. independent registered public accounting firm and (ii) balance sheet of the Company as of September 30, 2016 and the related statements of operations, and cash flows for the nine (9)-month period then ended (the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout all periods presented.  The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

Additionally, the Parties have provided the Company copies of the (i) balance sheet of the Company as of September 30, 2016, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2014, December 31, 2015 and the period from June 26, 2014 (inception) to September 30, 2016, including the notes thereto, as audited by De Leon & Co. independent registered public accounting firm and (ii) balance sheet of the Company as of September 30, 2016 and the related statements of operations, and cash flows for the nine (9)-month period then ended (the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout all periods presented.  The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5         No Assets or Liabilities.  As of the Closing, the Company shall have no more than $100,000 in liabilities.  Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.6         Taxes.  The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, the “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7         Indebtedness; Contracts; No Defaults.  Other than as set forth in Item 2.7 of the Disclosure Schedule or as described in the Financial Statements, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

2.8         Real Property.  The Company does not own or lease any real property.

2.9         Compliance with Law.  The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health.  There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.10       Permits and Licenses.  The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.11       Litigation.  There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof.  There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company.  The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.12       Insurance.  The Company does not currently maintain any form of insurance.

2.13       Patents, Trademarks and Intellectual Property Rights.  The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

2.14       Securities Law Compliance.  The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), and has complied with all applicable blue sky laws.

2.15       Conflicts of Interest.  The Company acknowledges that it is aware and understands the facts and circumstances of the Conflicts of Interest, as defined in Section 3.8 that may, individually and in the aggregate, create a conflict of interest.  The Company hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that it is free at any time to obtain independent counsel for further guidance.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE CAT9 ENTITIES

Each of the CAT9 Entities, jointly and severally, represents and warrants to the Company that now and/or as of the Closing:

3.1         Due Organization and Qualification; Due Authorization.

(a)           Each of the CAT9Entities is a corporation or company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with full corporate or company power, as applicable, and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  Each of the CAT9Entities is in good standing as a foreign corporation or company, as applicable, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of each of the CAT9Entities.

(b)           CAT9 Cayman Limited does not have any subsidiaries other than those set forth in Item 3.1(b) of the Disclosure Schedule (the “Subsidiaries”) and fully disclosed on Exhibit 21.1 with this Current Report on Form 8-K, andCAT9 Cayman Limited does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.  Other than as set forth in Item 3.1(b) of the Disclosure Schedule, each Subsidiary is wholly owned by CAT9 Cayman Limited, free and clear of all liens, and there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling CAT9 Cayman Limited to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of CAT9 Cayman Limited or any of the Subsidiaries.

Subsidiary Name	Country
CAT9 Holdings Limited (“CAT9 Cayman”)	Cayman Islands

CAT9 Investment China Limited (“CAT9 HK”) (1)	Hong Kong

Chongqing Field Industrial Company Ltd. (CQFI) (2)	People’s Republic of China

(1)   This company is a wholly-owned subsidiary of CAT9 Holdings Limited.

(2)   This company is a wholly-owned subsidiary of CAT9 HK.

(c)           Each of the CAT9 Entities has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  Each of the CAT9 Entities has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the CAT9 Entities, enforceable against each of the CAT9 Entities in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2         No Conflicts or Defaults.  The execution and delivery of this Agreement by each of the CAT9 Entities and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of any of the CAT9 Entities or its Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which any of the CAT9 Entities or by which any of the CAT9 Entities or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of any of the CAT9 Entities, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which any of the CAT9 Entities is a party or by which any of the CAT9Entities or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which any of the CAT9Entities is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3         Capitalization.  The authorized capital stock of CAT9 Cayman Limited immediately prior to giving effect to the transactions contemplated hereby consists of 50,000 ordinary shares, US$1.00 par value per share, of which, as of the date hereof, there were Ten Thousand (10,000) shares issued and outstanding.  Except as set forth herein, all of the outstanding shares of CAT9 Cayman Limited are duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the CAT9 Shares, will not be transferred in violation of any rights of third parties.  The CAT9 Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling CAT9 Cayman Limited to issue, sell, redeem or repurchase any of its securities that will survive Closing and there is no outstanding security of any kind convertible into or exchangeable for common shares.  All of the CAT9 Shares are owned of record and beneficially by the Shareholder and free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.4         Taxes.  Each of the CAT9 Entities has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the CAT9 Entities and adequate reserves therefore have been established.  All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by any of the CAT9 Entities such judgments were reasonable under the circumstances) and complete in all material respects.  No extension for the filing of any such return or report is currently in effect.  No tax return or tax return liability of any of the CAT9 Entities has been audited or, presently under audit.  All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid.  None of the CAT9Entities has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest).  There are no claims pending for past due Taxes.  All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of each of the CAT9Entities have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of each of the CAT9Entities and in the financial statements of CAT9 Cayman Limited.

3.5         Indebtedness; Contracts; No Defaults.  Other than as set forth in Item 3.5 of the Disclosure Schedule, none of the CAT9 Entities have any material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which any of the CAT9 Entities is a party.

3.6         Compliance with Law.  Except as specified in Item 3.6 of the Disclosure Schedule, each of the CAT9Entities is conducting its respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business.  Except as specified in Item 3.6 of the Disclosure Schedule, none of the CAT9 Entities has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.7         Litigation.

(a)           There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting any of the CAT9 Entities or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof, except as specified in Item 3.7 of the Disclosure Schedule;

(b)           there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting any of the CAT9 Entities; and

(c)           none of the CAT9 Entities has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.8         Conflict of Interest.

(a)	None.

ARTICLE 4.

REPRESENTATION AND WARRANTIES OF THE SHAREHOLDER

Each of the Shareholders severally hereby represents and warrants to the Company that now and/or as of the Closing:

4.1         Title to Shares.  Each of the Shareholders is the legal and beneficial owner of the CAT9 Shares to be transferred to the Company by such Shareholders as set forth opposite each Shareholder’s name in Schedule II hereto, and upon consummation of the Share Exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the CAT9 Shares, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as may be imposed by applicable law.  The information set forth on Schedule II with respect to each Shareholder is accurate and complete.

4.2         Due Authorization.  Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against each Shareholder in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3         Purchase for Investment.

(a)           Each Shareholder is acquiring the Company Shares for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)           Each Shareholder understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on such Shareholder’s representations set forth herein.

4.4         Investment Experience.  Each Shareholder acknowledges that he, she or it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5         Information.  Each Shareholder has carefully reviewed such information as he, she or it deemed necessary to evaluate an investment in the Company Shares.  To the full satisfaction of each Shareholder, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him, her or it.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each Shareholder has relied in making an exchange of the CAT9 Shares for the Company Shares.

4.6         Restricted Securities.  Each Shareholder understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely.  Each Shareholder is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7         Exempt Issuance.  Each Shareholder acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Each Shareholder agrees that he, she or it meets the criteria established in one or both of subsections (a) or (b), below.

(a)         Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.  The Shareholder qualifies as an “accredited investor,” as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(b)         Offshore Investor, Rule 903 of Regulation S.  The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder represents and warrants to the Company that:

(i)          The Shareholder is not acquiring the Company Shares as a result of, and such Shareholder covenants that it will not engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Company Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

(ii)         The Shareholder is not acquiring the Company Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)        The Shareholder is an individual who is a resident of the People’s Republic of China, the Cayman Islands, and Hong Kong;

(iv)        the offer and the sale of the Company Shares to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People’s Republic of China, the Cayman Islands, and Hong Kong;

(v)         the Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Company Shares,

(vi)        and the Shareholder covenants with the Company that:

(A)          offers and sales of any of the Company Shares prior to the expiration of a period of six (6) months after the date of original issuance of the Company Shares (the six (6) month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(B)          The Shareholder will not engage in hedging transactions with respect to the Company Shares until after the expiration of the Distribution Compliance Period.

4.8         Conflict of Interest.  Each Shareholder acknowledges that he, she or it is aware and understands the facts and circumstances of the Conflicts of Interest, as defined in Section 3.8 that may, individually and in the aggregate, create a conflict of interest.  Each Shareholder hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may exist or arise by virtue of the Conflicts of Interest and acknowledges that he, she or it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that he, he or it is free at any time to obtain independent counsel for further guidance.

ARTICLE 5.

COVENANTS

5.1         Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such Party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE 6.

DELIVERIES

6.1         Items to be delivered to the Shareholders prior to or at Closing by the Company.

(a)           Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, and certificate of good standing of the Company in Delaware;

(b)           all applicable schedules hereto;

(c)           all minutes and resolutions of board of director and stockholder meetings in possession of the Company;

(d)           stockholder list;

(e)           all financial statements and all tax returns in possession of the Company;

(f)           resolution from the Company’s Board of Directors appointing the designees of the Shareholders to the Company’s Board of Directors;

(g)          resolution from the Company’s Board of Directors, and if applicable, stockholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(h)           letters of resignation from the Company’s current officers and directors to be effective upon Closing and after the appointments described in this section; and

(i)           any other document reasonably requested by the Shareholders that they deems necessary for the consummation of this transaction.

6.2         Items to be delivered to the Company prior to or at Closing by CAT9 Cayman Limited and the Shareholders.

(a)           all applicable schedules hereto;

(b)           instructions from the Shareholders appointing their designees to the Company’s Board of Directors;

(c)           share certificates and duly executed instruments of transfer and bought and sold notes from the Shareholders transferring the CAT9 Shares to the Company;

(d)           resolutions from the Board of Directors of CAT9 Cayman Limited and, if applicable, shareholder resolutions approving the transactions contemplated hereby

(e)           any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE 7.

CONDITIONS PRECEDENT

7.1         Conditions Precedent to Closing.  The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           Each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b)           The Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

7.2         Conditions to Obligations of the Shareholder.  The obligations of the Shareholders shall be subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)          The Company shall have received all of the regulatory, stockholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)          The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required; and

7.3         Conditions to Obligations of the Company.  The obligations of the Company shall be subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           The CAT9 Parties shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)           The Shareholders shall have delivered to the Company the share certificates and duly executed instruments of transfer and bought and sold notes from the Shareholders transferring the CAT9 Shares to the Company; and

ARTICLE 8.

TERMINATION

8.1         Termination.  This Agreement may be terminated at any time before or at Closing by:

(a)         The mutual agreement of the Parties;

(b)         Any Party if:

(i)          Any provision of this Agreement applicable to a Party shall be materially untrue or fail to be accomplished; or

(ii)         Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(c)         The Company at any time on or after December 27, 2016.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said Party shall bear all costs and expenses as each Party has incurred.

ARTICLE 9.

COVENANTS SUBSEQUENT TO CLOSING

9.1         Transfer Agent Fees and Costs. The Company agrees to pay, on a timely basis, all amounts invoiced to the Company by its transfer agent on a timely basis.

ARTICLE 10.

MISCELLANEOUS

10.1       Survival of Representations, Warranties and Agreements.  Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.  Except as specifically set forth in this Agreement, representations and warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any Party hereto from and after the Closing Date.

10.2       Access to Books and Records.  During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof.  Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction.  The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

10.3       Further Assurances.  If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the Share Exchange in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Parties are fully authorized to take any and all such action.

10.4       Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by, prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such Party by notice in the manner provided herein:

Attention:

If to the CAT9 Parties:

CAT9 Holdings Limited, (CAT9 Cayman)

Ground Floor, Harbour Centre, 42 North Church Street, P.O. Box 1569, George Town, Grand Cayman KY1-1110, Cayman Islands

With a copy to:

Hubei Taoshi Law Firm

No. 533 Luoyu Road, Wuchang District, Wuhan, Hubei, P.R.C

If to the Company:

CAT9 Group, Inc.

Yudong Miaoshitai #46-9, Banan District, Chongqing, China, 401320

10.5       Entire Agreement.  This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

10.6       Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties and designees hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

10.7       Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

10.8       Counterparts.  This Agreement may be executed in multiple counterparts, which may be facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9       Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

10.10     Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

CAT9 GROUP, INC.

By:	/s/ Wenfa “Simon” Sun
Name:	Wenfa “Simon” Sun
Title:	President, Chief Executive Officer, and Chairman of the Board of Directors
By:	/s/ Meihong “Sanya” Qian
Name:	Meihong “Sanya” Qian
Title:	Chief Financial Officer, and Director

CAT9 HOLDINGS LIMITED (CAT9 CAYMAN)

By:	/s/ Wenfa “Simon” Sun
Name:	Wenfa “Simon” Sun
Title:	Director

By:	/s/ Meihong “Sanya” Qian
Name:	Meihong “Sanya” Qian
Title:	Director

CAT9 INVESTMENT CHINA LIMITED

By:	/s/ Wenfa “Simon” Sun
Name:	Wenfa “Simon” Sun
Title:	Director

By:	/s/ Meihong “Sanya” Qian
Name:	Meihong “Sanya” Qian
Title:	Director

CHONGQING FIELD INDUSTRIAL COMPANY LIMITED

By:	/s/ Wenfa “Simon” Sun
Name:	Wenfa “Simon” Sun
Title:	Director

By:	/s/ Meihong “Sanya” Qian
Name:	Meihong “Sanya” Qian
Title:	Director

Signature Page to Share Exchange Agreement – CAT9

CAT9 GROUP INC.

SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Among CAT9 Group, Inc.,

CAT9 Holdings Limited (CAT9 Cayman),

CAT9 Investment China Limited,

Chongqing Field Industrial Company Limited

The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Wenfa “Simon” Sun
(Signature)

CAT9 Group, Inc.
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 GROUP Inc. Shares Held:  600,000

/s/ Meihong “Sanya” Qian
(Signature)

CAT9 Group, Inc.
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 GROUP Inc. Shares Held:  400,000

Signature Page to Share Exchange Agreement – CAT9 Cayman Limited

CAT9 HOLDINGS LIMITED

SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Among CAT9 Group, Inc.

CAT9 Holdings Limited (CAT9 Cayman),

CAT9 Investment China Limited,

Chongqing Field Industrial Company Limited

The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Wenfa “Simon” Sun
(Signature)

CAT9 Cayman Limited. (CAT9 Cayman)
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 GROUP Inc. Shares Held:  600,000

No. of CAT9 Holdings Limited Shares Held:  5,000

/s/ Meihong “Sanya” Qian
(Signature)

CAT9 Holdings Limited. (CAT9 Cayman)
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 GROUP Inc. Shares Held:  400,000

No. of CAT9 Holdings Limited Shares Held:  5,000

Signature Page to Share Exchange Agreement – CAT9 INVESTMENT CHINA LIMITED

CAT9 INVESTMENT CHINA LIMITED

SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Among CAT9 Group, Inc.

CAT9 Holdings Limited (CAT9 Cayman),

CAT9 Investment China Limited,

Chongqing Field Industrial Company Limited

The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Wenfa “Simon” Sun
(Signature)

CAT9 Investment China Limited.
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 Investment China Limited Shares Held: 6,000

/s/ Meihong “Sanya” Qian
(Signature)

CAT9 Investment China Limited.
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

No. of CAT9 Investment China Limited Shares Held: 4,000

Signature Page to Share Exchange Agreement – CHONGQING FIELD INDUSTRIAL COMPANY LIMITED

CHONGQING FIELD INDUSTRIAL COMPANY LIMITED

SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Among CAT9 Group, Inc.

CAT9 Holdings Limited (CAT9 Cayman),

CAT9 Investment China Limited,

Chongqing Field Industrial Company Limited

The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Wenfa “Simon” Sun
(Signature)

CAT9 Holdings Limited. (CAT9 Cayman)
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

Percentage of Chongqing Field Industrial Company Limited Shares Held:  93%

/s/ Meihong “Sanya” Qian
(Signature)

CAT9 Holdings Limited (CAT9 Cayman)
(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:
Facsimile:

Percentage of Chongqing Field Industrial Company Limited Shares Held:  7%

SCHEDULE I

SHAREHOLDERS OF THE COMPANY

Name	Number of Company Shares
Wenfa “Simon” Sun	600,000
Meihong “Sanya” Qian	400,000
TOTAL	1,000,000

 iii

SCHEDULE II

CAT9 HOLDINGS LIMITED (CAT9 CAYMAN) SHARES TO BE TRANSFERRED TO COMPANY

Name	Number of CAT9 Cayman Limited Shares
Wenfa “Simon” Sun	5,000
Meihong “Sanya” Qian	5,000
TOTAL	10,000

iv

SCHEDULE III

SHARES TO BE ISSUED TO THE SHAREHOLDERS

Wenfa “Simon” Sun 11,400,000

Meihong “Sanya” Qian 7,600,000

CURRENT STOCKHOLDERS OF THE COMPANY

Wenfa “Simon” Sun 12,000,000

Meihong “Sanya” Qian 8,000,000

v